                                                                    EXHIBIT 10.4


                              SERVICING AGREEMENT

         This Servicing Agreement is entered into effective as of this 30th day of June, 1996 (the "Agreement"), by and between Snyder Communications, L.P. , a Delaware limited partnership ("Snyder"), and U.S. News and World Report, L.P., a Delaware limited partnership ("USN").


                                   RECITALS:

         WHEREAS, Snyder is in the business of, among other things, creating sponsored wallboard information centers (WallBoards(R)); and

         WHEREAS, Snyder has developed a WallBoard(R) targeting senior executives traveling through airports for corporate and private aircraft (the "FBO WallBoard"); and

         WHEREAS, the FBO WallBoard utilizes editorials from the U.S. News & World Report, a magazine published by USN;

         WHEREAS, USN provides Snyder with U.S. News & World Report editorials for its FBO WallBoard in exchange for Snyder's agreement to permit U.S. News & World Report to be a client sponsor of the FBO WallBoard; and

         WHEREAS, Snyder and USN wish to memorialize their agreement with respect to the FBO WallBoard as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Services Agreement. During the term of this Agreement, USN agrees to provide Snyder with editorial and other relevant information from U.S. News & World Report on an "as needed" basis for use in the FBO WallBoard program, free of charge to Snyder. In exchange for the use of such information, Snyder agrees to use such editorial and other relevant information only in its FBO WallBoard program, and to include sponsor information for the U.S. News & World Report as part of its FBO WallBoards, free of charge to USN.

         2. Term. The term of this Agreement shall be from the date first appearing above and shall continue until terminated by either party hereto upon ninety (90) days prior written notice to the other party.

         3. No Assignment. USN and Snyder shall not have the right to assign this Agreement or any other right or obligation hereunder without the prior written consent of the other party. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the successors and assigns of the parties hereto.

         4. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior or contemporaneous communications between the parties (whether written or oral) with regard to its subject matter.

         5. Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland (without regard to the conflict of law provisions thereof). Each of the parties hereto irrevocably consents to, and waives any objection to the exercise of, personal jurisdiction by the state and federal courts of the State of Maryland with respect to any action or proceeding arising out of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              SNYDER COMMUNICATIONS, L.P.


                              By:   Snyder Communications, Inc.,
                                    its general partner


                                    ------------------------------------
                                    By:
                                    Title:



                              U.S. NEWS & WORLD REPORT, L.P.

                              By:   U.S. News & World Report, Inc.,
                                    its general partner

                                    ------------------------------------
                                    By:
                                    Title:





                                       2